Exhibit 99.1

Keynote Announces Third Quarter Fiscal Year 2005 Financial Results

    SAN MATEO, Calif.--(BUSINESS WIRE)--July 26, 2005--Keynote
Systems, Inc., (Nasdaq:KEYN)

    -- Diluted EPS of $0.08 and Revenue of $13.5 Million Exceed High End of Range of Company's Guidance

    -- Earnings Before Interest, Income Taxes and Amortization of $1.5 Million or 12% of Revenue

    -- Revenue of $13.5 Million Up 26% Compared to the Same Quarter Last Fiscal Year

    -- Performance Management Solutions Revenue Up 65% Compared to Same Quarter Last Fiscal Year

    --  Eighth Consecutive Quarter of Profitability

    --  Fourteenth Consecutive Quarter of Positive Cash Flow from
        Operations

    Keynote Systems, Inc., (Nasdaq:KEYN), The Internet Performance Authority(R), today announced financial results for its third quarter of fiscal year 2005, which ended June 30, 2005.
    Revenue for the third quarter of fiscal year 2005 was $13.5 million, a 2% increase compared to the preceding quarter and a 26% increase compared to the third quarter of fiscal year 2004. Net income for the third quarter of fiscal year 2005 was $1.7 million, or $0.08 per diluted share, compared to net income of $1.0 million, or $0.05 per diluted share, for the preceding quarter, and net income of $1.5 million, or $0.07 per diluted share, for the third quarter a year ago.
    Keynote recorded earnings before net interest income, income taxes and amortization of intangible assets of $1.5 million or 12% of revenue for the third quarter of fiscal year 2005, $960,000 or 7% of revenue for the preceding quarter, and $1.4 million or 13% of revenue for the third quarter a year ago. Keynote generated cash flow from operations for the third quarter of fiscal year 2005 of $2.8 million. Cash flow from operations was $1.8 million for the preceding quarter and $3.8 million for the third quarter of fiscal year 2004. Cash used for purchases of property, equipment, and software totaled $1.0 million for the third quarter of fiscal year 2005 compared to $723,000 for the preceding quarter and $745,000 for the third quarter of fiscal year 2004. The Company generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $1.8 million for the third quarter of fiscal year 2005, compared to $1.1 million for the preceding quarter and $3.0 million for the third quarter of fiscal year 2004. The Company believes that earnings before net interest income, income taxes and amortization of intangible assets, as well as free cash flow are important measures of its performance as they provide investors with additional methods for evaluating its operating performance and liquidity, and measuring the resources available for the Company to invest in acquisitions or to repurchase stock.
    "Our third quarter numbers represent Keynote's eighth consecutive quarter of profitability and fourteenth consecutive quarter of positive cash flow from operations. However, the most significant development this quarter, and the one for which we are most pleased, is that our Earnings Before Interest, Taxes and Amortization (EBITA) in the third quarter was $1.5 million, the highest ever recorded in our company's history, and it was 12% of revenue," said Umang Gupta, chairman and CEO of Keynote. "I want to thank all of our dedicated and hard working employees for helping us achieve this important financial milestone."
    As of June 30, 2005, Keynote's total worldwide customer base was approximately 2,200 companies and approximately 14,000 individual subscribers. During the third quarter, Keynote averaged a 99% monthly customer retention rate.
    Keynote currently provides its services to 78% of the comScore Media Metrix top 50 Web sites and over half of the Fortune 100 companies. As of June 30, 2005, Keynote measured 9,247 URLs through its Perspective(R) services and 7,614 Internet-connected devices through its Red Alert services. On average during the third quarter of fiscal year 2005, Keynote captured over 63 million Internet performance measurements daily.

    Expectations for the Fourth Quarter of Fiscal Year 2005

    The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects that for the fourth fiscal quarter ending September 30, 2005:

    --  total revenue will be between $13.4 million and $13.7 million;

    -- interest income, net will be approximately $700,000, absent any additional transactions, assuming no material changes in interest rates, and assuming Keynote continues to repurchase common stock under its approved plan;

    --  its effective income tax rate will be approximately 7.0%;

    -- diluted weighted average shares outstanding will be approximately 20.0 million shares, assuming no additional acquisitions using shares of Keynote stock as the consideration, assuming Keynote continues to repurchase common stock under its approved plan, and no other significant transactions involving Keynote's equity securities;

    --  diluted earnings per share will be between $0.06 to $0.08;

    -- cash flow from operations will be between $2.0 million to $2.5 million; and

    -- capital expenditures will be approximately $1.0 million, absent any acquisition costs or other extraordinary transactions.

    Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PDT), today July 26, 2005. The web cast of the call will be available at the Investor section of our web site at www.keynote.com. The replay will be available after the call by telephone by dialing
(800) 642-1687, and the pass code is #7626182, or by Web cast at the Investor section of our web site at www.keynote.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.
    Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote's plans to increase revenue from organic growth and its expected revenues, total expenses, and other future financial results. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote's ability to successfully market and sell its current services to new or existing customers, Keynote's ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote's performance measurement services fluctuates and the extent to which revenue from other service lines, including performance management services, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote's ability to retain customers of acquired businesses, Keynote's ability to operate acquired businesses and manage related costs successfully, which businesses may be in areas in which Keynote has little experience, Keynote's ability to retain key employees of acquired companies as well as its own key employees, pricing pressure with respect to Keynote's services, unforeseen expenses, competition in Keynote's markets, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote's ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and the success of Keynote's international operations. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2004, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.
    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    About Keynote

    Founded in 1995, Keynote Systems (Nasdaq "KEYN"), The Internet Performance Authority(R), is the worldwide leader in e-business performance management services. Approximately 2,200 corporate IT and marketing departments and approximately 14,000 individual subscribers rely on Keynote's growing range of measurement and monitoring, service level and customer experience management services to improve e-business performance by reducing costs, improving customer satisfaction and increasing profitability.
    Keynote is viewed as The Internet Performance Authority(R) due to the company's global infrastructure of over 1,600 measurement computers in more than 50 cities worldwide that capture and store on a daily basis over 63 million Internet performance measurements, frequent media citations quoting Keynote's Web performance data and analysis, the company's market-leading Web performance indices for vertical markets and leading customer research that provides critical business insight into online customer experiences, industry trends and competitive Web strategies.
    Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2005 Keynote Systems, Inc.



                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                               Three months ended    Nine months ended
                             Jun 30  Mar 31  Jun 30    Jun 30  Jun 30
----------------------------------------------------  ----------------
                              2005    2005    2004      2005    2004

Revenue:
 Subscription services      $10,043 $ 9,652 $ 9,663   $29,718 $27,399
 Professional services        3,422   3,513   1,051    10,500   2,857
                            ------------------------  ----------------
  Total revenue              13,465  13,165  10,714    40,218  30,256

Expenses:
 Costs of subscription
  services                    1,308   1,309   1,226     3,968   4,030
 Costs of professional
  services                    2,088   2,440     998     6,956   2,435
 Research and development     1,829   2,074   1,829     5,865   5,087
 Sales and marketing          3,154   2,987   2,636     9,689   7,623
 Operations                   1,543   1,440   1,292     4,548   4,038
 General and administrative   1,889   1,841   1,206     5,523   3,591
 Excess occupancy costs         105     114     164       353     684
 Amortization of
  identifiable intangible
  assets                        591     677     420     1,932   1,154
                            ------------------------  ----------------
  Total expenses             12,507  12,882   9,771    38,834  28,642

  Income from operations        958     283     943     1,384   1,614

Interest income and other,
 net                            833     783     681     2,319   2,006
                            ------------------------  ----------------

  Income before provision
   for income taxes           1,791   1,066   1,624     3,703   3,620
                            ------------------------  ----------------

Provision for income taxes     (125)    (69)   (130)     (249)   (290)
                            ------------------------  ----------------

  Net income                $ 1,666 $   997 $ 1,494   $ 3,454 $ 3,330
                            ========================  ================

Income per share:
  Basic                     $  0.08 $  0.05 $  0.08   $  0.17 $  0.17
  Diluted                   $  0.08 $  0.05 $  0.07   $  0.16 $  0.16

Weighted average common
 shares outstanding used:
  Basic                      19,792  20,096  19,504    19,892  19,290
  Diluted                    20,691  21,214  20,982    21,059  20,756

                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (unaudited)

                                   June 30, 2005    September 30, 2004
----------------------------------------------------------------------

Assets
Current assets:
   Total cash, cash equivalents
    and short-term investments   $         143,114   $        148,117
   Accounts receivable, net                  7,993              6,138
   Prepaid and other current
    assets                                   2,011              2,329
                                ------------------- ------------------
      Total current assets                 153,118            156,584

Property and equipment, net                 34,513             34,573
Goodwill, net                               26,510             24,442
Identifiable intangible assets,
 net                                         4,263              6,131
                                ------------------- ------------------

   Total assets                  $         218,404   $        221,730
                                =================== ==================

Liabilities and Stockholders'
 Equity
Current liabilities:
   Accounts payable              $           1,645   $          1,692
   Accrued expenses                         10,507             10,188
   Current portion of capital
    lease obligation                            65                 80
   Deferred revenue                          7,106              7,741
                                ------------------- ------------------
   Total current liabilities                19,323             19,701

   Long term portion of capital
    lease obligation                            17                 35
                                ------------------- ------------------
   Total liabilities                        19,340             19,736
                                ------------------- ------------------

Stockholders' equity:
   Common stock                                 20                 19
   Treasury stock                           (9,372)               (29)
   Additional paid-in capital              342,811            339,734
   Accumulated deficit                    (133,955)          (137,409)
   Accumulated other
    comprehensive loss                        (440)              (321)
                                ------------------- ------------------

   Total stockholders' equity              199,064            201,994
                                ------------------- ------------------

   Total liabilities and
    stockholders' equity         $         218,404   $        221,730
                                =================== ==================

                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (In thousands)
                              (unaudited)

                                Three months ended   Nine months ended
                              Jun 30  Mar 31  Jun 30   Jun 30  Jun 30
----------------------------------------------------- ----------------
                                2005    2005    2004     2005    2004

Cash flows from operating
 activities:

 Net income                  $ 1,666 $   997 $ 1,494  $ 3,454 $ 3,330

 Adjustments to reconcile net
  income to net cash provided
  by operating activities:

  Depreciation and
   amortization                  861     801     765    2,455   2,778
  Amortization of intangible
   assets                        591     677     420    1,932   1,154
  Amortization of debt
   investment premium            598     999     635    2,391   2,772

  Changes in operating assets
   and liabilities, net of
   acquired assets and
   liabilities:

   Accounts receivable, net     (247) (1,713)    203   (1,734)   (116)
   Prepaids and other assets      36     346     258      269     466
   Accounts payable and
    accrued expenses            (426)   (415)     84     (725)    431
   Deferred revenue             (291)    145     (82)    (643)  1,332
                             ------------------------ ----------------
    Net cash provided by
     operating activities      2,788   1,837   3,777    7,399  12,147
                             ------------------------ ----------------

Cash flows from investing
 activities:

 Purchase of property,
  equipment and software      (1,019)   (723)   (745)  (2,455) (1,681)
 Purchase of businesses and
  assets                         (58)   (296) (3,099)    (739) (3,659)
 Sales / (Purchases) of
  short-term investments, net 20,292   5,285  (4,384)  31,507 (17,949)
                             ------------------------ ----------------
    Net cash provided by
     (used in) investing
     activities               19,215   4,266  (8,228)  28,313 (23,289)
                             ------------------------ ----------------

Cash flows from financing
 activities:

 Repayment of credit facility    (13)    (12)    (65)     (33)    (65)
 Repurchase of outstanding
  common stock                (9,369) (2,322)      -  (12,090)      -
 Proceeds from issuance of
  common stock and exercise
  of stock options             1,805   2,322   1,214    5,425   6,269
                             ------------------------ ----------------
    Net cash provided by
     (used in) financing
     activities               (7,577)    (12)  1,149   (6,698)  6,204
                             ------------------------ ----------------

Net increase (decrease) in
 cash and cash equivalents    14,426   6,091  (3,302)  29,014  (4,938)
Cash and cash equivalents at
 beginning of the period      24,520  18,429  18,006    9,932  19,642
                             ------------------------ ----------------

Cash and cash equivalents at
 end of the period (1)       $38,946 $24,520 $14,704  $38,946 $14,704
                             ======================== ================

(1) Excludes $104.2 million, $124.8 million, and $154.7 million of short-term investments at June 30, 2005, March 31, 2005, and June 30, 2004, respectively.

                Keynote Systems, Inc. and Subsidiaries
                            (In Thousands)
                              (Unaudited)

                              Three months ended     Nine months ended
                           Jun 30   Mar 31   Jun 30   Jun 30   Jun 30
                            2005     2005     2004     2005     2004
                          -------------------------- -----------------

Performance Measurement
 Services                 $ 7,392  $ 7,235  $ 7,040  $21,714  $20,960
Performance Management
 Solutions                  6,073    5,930    3,674   18,504    9,296
                          -------- -------- -------- -------- --------
Total Revenue             $13,465  $13,165  $10,714  $40,218  $30,256

Earnings Before Net Interest Income, Income Taxes and Amortization of
 Intangible Assets Reconciliation:

Net income                $ 1,666  $   997  $ 1,494  $ 3,454  $ 3,330
    Provision for income
     taxes                    125       69      130      249      290
    Interest income and
     other, net              (833)    (783)    (681)  (2,319)  (2,006)
    Amortization of
     Intangible Assets        591      677      420    1,932    1,154
                          -------- -------- -------- -------- --------
Earnings Before Net
 Interest Income, Income
 Taxes and Amortization
 of Intangible Assets     $ 1,549  $   960  $ 1,363  $ 3,316  $ 2,768
                          ======== ======== ======== ======== ========


    CONTACT: Keynote Systems, Inc.
             Dan Berkowitz, 650-403-3305 (Public Relations) dberkowitz@keynote.com
             Jack Andrews, 650-403-3431 (Investor Relations) jandrews@keynote.com